Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

LIGHTPATH TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(3)
Equity	Class A Common Stock, par value $0.01 per share	457(c) and 457(h)	7,750,870	$3.43	$26,585,484.10	0.00015310	$4,070.24
Total Offering Amounts					$26,585,484.10		$4,070.24
Total Fees Previously Paid							N/A
Total Fee Offsets							N/A
Net Fee Due							$4,070.24

(1)

The number of shares of common stock, par value $0.01 per share (“Common Stock”), registered represents an aggregate of 7,750,870 shares (the “Registered Shares”), consisting of (a) 1,650,870 shares issuable pursuant to the 2018 Stock and Incentive Compensation Plan (the “2018 SICP”) (b) 2,100,000 shares issuable pursuant to an amendment to the Amended and Restated Omnibus Incentive Plan (the “Omnibus Amendment”) and (c) 4,000,000 shares issuable pursuant to an amendment to the 2018 SICP (the “SICP Amendment”). The 2018 SICP, Omnibus Amendment and SICP Amendment were approved by the stockholders of LightPath Technologies, Inc. on November 15, 2018, November 17, 2022 and June 16, 2025, respectively.

(2)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable pursuant to the Registered Shares by reason of any stock split, stock dividend or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Common Stock.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is calculated on the basis of $3.43, the average of the high and low price of the Common Stock as reported on the Nasdaq Stock Market on July 16, 2025, which is within five business days prior to filing of this Registration Statement.